UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2010

Cahaba Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-163172	[_____]
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2670 Towne Village Drive
Duluth, Georgia  30097
(Address of principal executive offices, including zip code)

678-428-6026
(Registrant’s telephone number, including area code)

Copy to:

Adam S. Gottbetter, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Phone:  (212) 400-6900
Facsimile:  (212) 400-6901

MIB Digital, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 8.01 below regarding the issuance of Cahaba Common Stock (as defined below) is incorporated herein by reference.  The issuance of the shares of Cahaba Common Stock pursuant to the Plan of Merger  (as defined below) was exempt from registration under the Securities Act of 1933, as amended, as not involving an offer, offer to sell, offer for sale or sale of securities within the meaning of Section 2(a)(3) thereof.

Item 3.03   Material Modifications to Rights of Security Holders.

The Merger (as defined below) will not materially modify the rights of the registrant’s shareholders. However, Nevada corporate law will now be applicable in the determination of the rights of shareholders of the registrant. The constituent instrument defining the rights of holders of the registrant’s capital stock will now be the Articles of Incorporation of Cahaba, which are filed as an exhibit to this report.  The information contained in Item 8.01 below is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Articles of Incorporation of Cahaba (as defined below) and the Certificate of Merger (as defined below) are filed as an exhibit to this report.  The information contained in Item 8.01 below regarding the provisions adopted and changed by the amendment and the terms of the authorized capital stock of Cahaba is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 23, 2010, the Board of Directors of MIB Digital, Inc. a Florida corporation (“MIB”) approved MIB’s entry into an Agreement and Plan of Merger (the “Plan of Merger”) with Cahaba Pharmaceuticals, Inc., a Nevada corporation (“Cahaba”).  On August 23, 2010, the Plan of Merger was duly approved by the written consent of stockholders of MIB owning a majority of the outstanding shares of the common stock, par value $0.0001 per share, of MIB (the “MIB Common Stock”). The information contained in Item 8.01 below is incorporated herein by reference.

Item 8.01 Other Events.

On August 24, 2010, MIB, a Florida corporation, merged with and into Cahaba, a Nevada corporation, with Cahaba as the surviving corporation (the “Merger”), pursuant to the Plan of Merger.  A Certificate of Merger was filed with the Secretary of State of the State of Nevada on August 24, 2010, to effectuate the Merger.

The purpose of the Merger was to re-domicile MIB from Florida to Nevada, and to effect a recapitalization as described below.

Cahaba was incorporated on August 20, 2010, for the sole purpose of effecting the Merger.  Cahaba has an authorized share capital of 300,000,000 shares of common stock, par value $0.001 per share (“Cahaba Common Stock”) and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share.  Prior to the Merger, Cahaba had one share of its Cahaba Common Stock outstanding, held by MIB, and therefore was a wholly-owned subsidiary of MIB.  Prior to the Merger, Cahaba had no assets, liabilities or business.

Pursuant to the Plan of Merger, (i) each share of MIB Common Stock was automatically converted into eight and one-third (8⅓) shares of Cahaba Common Stock, (ii) the directors of MIB immediately preceding the Merger become the directors of Cahaba on and after the effectiveness of the Merger, and (iii) the officers of MIB immediately preceding the Merger become the officers of Cahaba on and after the effectiveness of the Merger.

Each holder of record of a stock certificate evidencing outstanding shares of MIB Common Stock prior to the Merger (“Old Certificates”) is entitled to receive, upon surrender of Old Certificates to MIB’s transfer agent for cancellation, a certificate (a “New Certificate”) evidencing the number of shares of Cahaba Common Stock into and for which the shares formerly represented by Old Certificates so surrendered are converted pursuant to the Merger.  From and after the effective date of the Merger, Old Certificates will represent only the right to receive a New Certificate as aforesaid.  No fractional shares will be issued; in lieu of any fractional shares to which a holder would otherwise be entitled Cahaba will round such fraction up to the next whole integer.

Cahaba, as the successor registrant, will continue to file reports under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder.

The effects of the Merger were as follows:

1.	MIB was re-domiciled (reincorporated) in Nevada. That is, Cahaba, as successor to MIB as a result of the Merger, is a Nevada corporation.

2.	MIB was renamed “Cahaba Pharmaceuticals, Inc.” That is, by operation of the Merger, Cahaba (Cahaba Pharmaceuticals, Inc.) is the surviving corporation and successor in interest to MIB.

3.
The authorized capital stock of MIB was increased to 300,000,000 shares of Cahaba Common Stock and 10,000,000 shares of “blank check” preferred stock, from 250,000,000 shares of MIB Common Stock.  That is, by operation of the Merger, the authorized capital stock of Cahaba became the surviving entity’s authorized capital stock.

4.	The outstanding capital stock of the surviving corporation, Cahaba, is 85,000,018 shares of Cahaba Common Stock and no shares of preferred stock of Cahaba.

The Merger does not result in any change in the business, management, location of principal executive offices, assets, liabilities, net worth, accounting practices or control of the registrant.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number		Description
3.1		Articles of Incorporation of MIB Digital, Inc. (incorporated by reference from Exhibit 3.1 to the registrant’s Form S-1 filed with the Securities and Exchange Commission on November 18, 2009)
3.2	*	Articles of Incorporation of Cahaba Pharmaceuticals, Inc.
3.3	*	Certificate of Merger of MIB Digital, Inc., with and into Cahaba Pharmaceuticals, Inc.
10.1	*	Agreement and Plan of Merger between MIB Digital, Inc., and Cahaba Pharmaceuticals, Inc.

*           Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cahaba Pharmaceuticals, Inc

Dated: August 30, 2010	By:	/s/Scott Hughes
Name: Scott Hughes
Title: President